Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Intuitive Surgical, Inc. of our report dated February 2, 2016 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Intuitive Surgical Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 2, 2016